Exhibit 12


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                                                SIDLEY AUSTIN BROWN & WOOD LLP


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       LOS ANGELES                                      www.sidley.com                                    LONDON
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      SAN FRANCISCO                                      FOUNDED 1866                                    SHANGHAI
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         SEATTLE                                                                                        SINGAPORE
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     WASHINGTON, D.C.                                                                                     TOKYO


 WRITER'S DIRECT NUMBER                                                                          WRITER'S E-MAIL ADDRESS
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                                                                 July 29, 2002



Merrill Lynch Large Cap Series Funds, Inc., on behalf of
Merrill Lynch Large Cap Core Fund
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Mercury Funds, Inc., on behalf of
Mercury U.S. Large Cap Fund
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Master Large Cap Series Trust, on behalf of
Master Large Cap Core Portfolio
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Mercury Master Trust, on behalf of
Mercury Master U.S. Large Cap Portfolio
800 Scudders Mill Road
Plainsboro, New Jersey 08536

            Re: Reorganization of Merrill Lynch Large Cap Core Fund and Mercury U.S. Large Cap Fund
                  -------------------------------------------------------

Ladies and Gentlemen:

     You have requested our opinion as to certain Federal income tax consequences of a reorganization which will result in the acquisition of the assets and assumption of the liabilities of Mercury U.S. Large Cap Fund ("Target Fund"), a series of Mercury Funds, Inc., by Merrill Lynch Large Cap Core Fund ("Acquiring Fund"), a series of Merrill Lynch Large Cap Series Funds, Inc., and the issuance of Acquiring Fund common stock to Target Fund for distribution to Target Fund stockholders ("Reorganization"). Acquiring Fund and Target Fund are organized in master/feeder structures as "feeder" funds that invest all of their respective assets in a


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corresponding master portfolio ("Target Master" or "Acquiring Master", as the context requires) which has an investment objective identical to the feeder fund. The Reorganization will comprise (i) the acquisition of the assets and assumption of the liabilities of Target Master by Target Fund in exchange for all of the beneficial interests in Target Master owned by Target Fund, (ii) the acquisition of the assets and assumption of the liabilities of Target Fund by Acquiring Master solely in exchange for an equal aggregate value of beneficial interests in Acquiring Master, (iii) the acquisition of the assets and assumption of the liabilities of Target Fund (consisting of beneficial interests in Acquiring Master) by Acquiring Fund in exchange for Acquiring Fund shares, and (iv) the subsequent distribution by Target Fund of Acquiring Fund shares to its stockholders in liquidation. After the Reorganization, Target Master and Target Fund will cease operations, will have no assets remaining and will have final Federal and state (if any) tax returns filed on their behalf. Mercury Funds, Inc. will terminate Target Fund as a series of Mercury Funds under Maryland law, and Target Master, likewise, will take action to terminate itself as a series of Mercury Master Trust under Delaware law.

     This opinion letter is furnished pursuant to (i) the sections entitled "The Reorganization--Terms of the Agreement and Plan of Reorganization-- Amendments and Conditions" in the Joint Proxy Statement and Prospectus, dated March 22, 2002 and (ii) Sections 10(f) and 11(g) of the Agreement and Plan of Reorganization dated as of March 21, 2002, by and among Merrill Lynch Large
Cap Series Funds, Inc., on behalf of Merrill Lynch Large Cap Core Fund, Master Large Cap Series Trust, on behalf of Master Large Cap Core Portfolio, Mercury Funds, Inc., on behalf of Mercury U.S. Large Cap Fund and Mercury Master Trust, on behalf of Mercury Master U.S. Large Cap Portfolio (the "Plan") as a condition of closing. All terms used herein, unless otherwise defined, are used as defined in the Plan.

     In rendering our opinion, we have reviewed and relied upon (a) the Plan,
(b) the Registration Statement on Form N-14 (File No. 333-83092) under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended, and a copy of the Joint Proxy Statement and Prospectus and the Statement of Additional Information as filed under Rule 488 under the 1933 Act and supplemented under Rule 497 under the 1933 Act (collectively, the "N-14 Registration Statement") by Merrill Lynch Large Cap Series Funds, Inc. with the Securities and Exchange Commission, and (c) certain representations concerning the Reorganization made by Target Fund, Acquiring Fund, Target Master and Acquiring Master in letters dated July 29, 2002 (the "Representations").

     Based upon current law, including cases and administrative interpretations thereof and on the reviewed materials listed above, it is our opinion that:

1. Pursuant to Treasury Regulation section 301.7701-3(b)(1), the existence of Target Master as an entity independent of Target Fund is disregarded for Federal income tax purposes and, therefore, the transfer of Target Master assets and liabilities to Target Fund in exchange for all of its Target Master beneficial interests will have no Federal income tax consequences.

2. Under Section 721 of the Internal Revenue Code of 1986, as amended (the "Code"), neither Acquiring Master, Acquiring Fund, nor Target Fund will recognize gain or loss on the transfer by Target Fund of Target Master assets to Acquiring Master.


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3.   Under Section 722 of the Code, Target Fund's tax basis in the Acquiring
     Master beneficial interests received in exchange for the contributed Target Master assets will equal its basis in the assets transferred.

4. Under Section 723 of the Code, the tax basis of the contributed Target Master assets in the hands of Acquiring Master will be the same as their tax basis in the hands of Target Fund.

5. In accordance with Section 1223 of the Code, Target Fund's holding period in the Acquiring Master beneficial interests received in exchange for the contributed Target Master assets will include its holding period for the assets transferred.

6. In accordance with Section 1223 of the Code, Acquiring Master's holding period for the Target Master assets received from Target Fund will include Target Fund's holding period for such assets.

7. The transfer of substantially all of the assets of Target Fund to Acquiring Master in exchange for Acquiring Master beneficial interests, the simultaneous transfer of all of the assets of Target Fund (consisting of beneficial interests of Acquiring Master) to Acquiring Fund in exchange for shares of common stock of Acquiring Fund, and the distribution of Acquiring Fund shares of common stock to Target Fund stockholders in exchange for their Target Fund shares will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Code, and Acquiring Fund and Target Fund each will be a "party" to a reorganization within the meaning of Section 368(b) of the Code.

8. In accordance with Section 361 of the Code, Target Fund will not recognize gain or loss either on the transfer of substantially all of its assets (consisting of Acquiring Master beneficial interests) to Acquiring Fund in exchange solely for voting shares of Acquiring Fund or on the distribution of the Acquiring Fund shares received to its stockholders.

9. Under Section 1032 of the Code, Acquiring Fund will recognize no gain or loss on the receipt of Target Fund assets (consisting of beneficial interests of Acquiring Master) in exchange for its shares.

10. In accordance with Section 354(a)(1) of the Code, Target Fund stockholders will not recognize gain or loss on the exchange of their Target Fund shares for shares of Acquiring Fund.

11. The basis of the Target Fund assets (consisting of beneficial interests of Acquiring Master) received by Acquiring Fund will be the same as the basis of such assets to Target Fund immediately before the Reorganization under Section 362(b) of the Code.

12. Under Section 358 of the Code, the basis of the Acquiring Fund shares received by Target Fund stockholders (including fractional shares to which they may be entitled) will be the same as the basis of the Target Fund shares exchanged pursuant to the Reorganization.

13. Under Section 1223 of the Code, the holding period of the Acquiring Fund shares received by Target Fund stockholders in the Reorganization (including fractional shares to which they may be entitled) will include the holding period of the Target Fund shares exchanged


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     therefor, provided that such shares were held as a capital asset on the date of the Reorganization.

14. The holding period of the assets received by Acquiring Fund from Target Fund (consisting of beneficial interests of Acquiring Master) will include the period during which such assets were held by Target Fund under Section 1223 of the Code.

15. Pursuant to Section 381(a) of the Code and Section 1.381(a)-1 of the Income Tax Regulations, Acquiring Fund will succeed to and take into account the items of Target Fund described in Section 381(c) of the Code, subject to the provisions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder. Under Section 381(b), the tax year of Target Fund will end on the date of the Reorganization.

     Our opinion represents our best legal judgment as to the proper Federal income tax treatment of the Reorganization, based on the facts contained in the Plan, the N-14 Registration Statement and the Representations. Our opinion assumes the accuracy of the facts as described in the Plan, the N-14 Registration Statement and the Representations and could be affected if any of the facts as so described are inaccurate.

     We are furnishing this opinion letter to the addressees hereof, solely for the benefit of such addressees in connection with the Reorganization. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                               Very truly yours,

                               /s/ Sidley Austin Brown & Wood LLP


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